Exhibit 99.2

News Release

Media Line: 410 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:

Robert L. Gould

Debra Larsson

410 470-7433

Investor Contacts:	Kevin Hadlock
410 470-3647
Janet Mosher
410 470-1884

Constellation Energy Announces New Management Team

For Commercial Businesses

Kathleen W. Hyle Named Chief Operating Officer

BALTIMORE – Nov. 11, 2008 – Constellation Energy (NYSE: CEG) today announced that Kathleen W. Hyle, currently senior vice president, Constellation Energy, will assume the role of chief operating officer of the company’s overall commercial business and lead its new management team.

Hyle’s appointment is effective immediately and she will report directly to Mayo A. Shattuck III, chairman, president and chief executive officer.

“Since the announcement of our merger with MidAmerican Energy Holdings Company, we have been working diligently to de-risk our portfolio and reshape our businesses to address a radically changed environment,” said Shattuck. “As we continue to execute on these strategic objectives, it is imperative to appoint a leadership team that embraces our vision, is agile in capitalizing on new strategies, and is committed to achieving our collective goals. I am personally taking a leadership role in helping shape and drive strategy for our commercial activities and I’m confident that Kathi and her team will accomplish our transformation objectives with great skill and diligence.”

The announcement of the leadership team coincides with the resignations, effective immediately, of Thomas V. Brooks, president of Constellation Energy Resources and executive vice president, Constellation Energy, and George E. Persky, senior vice president, Constellation Energy and chief commercial officer for Constellation Energy Resources.

Hyle joined Constellation Energy in 2003. Most recently, she served as senior vice president of finance and chief financial officer for Constellation Energy Nuclear Group and chief financial officer of UniStar Nuclear Energy, LLC, a strategic joint venture between Constellation Energy and EDF. Previously, Hyle held senior-level finance positions with Constellation Energy where she oversaw accounting, treasury, tax and financial planning and analysis. Prior to joining Constellation Energy, Hyle held treasurer and chief financial officer positions with ANC Rental Corp., the parent company of Alamo Rent-A-Car and National Rent-A-Car, AutoNation, Inc., and Black and Decker Corporation.

A Baltimore native, Hyle earned a bachelor’s of arts degree in accounting from Loyola College in Baltimore, and is a Certified Public Accountant.

About Constellation Energy

Constellation Energy (http://constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

Forward-Looking Statements and Additional Information

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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